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                                                                    Exhibit 10.2








                       PREFERRED STOCK PURCHASE AGREEMENT

                                     BETWEEN

                            DOV PHARMACEUTICAL, INC.
                            a New Jersey corporation

                                       AND

                          NEUROCRINE BIOSCIENCES, INC.
                             a Delaware corporation

                               As of June 30, 1998


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                                           TABLE OF CONTENTS

                                                                                                  PAGE
SECTION 1............................................................................................1
         Authorization; Sale and Purchase of the Shares; Purchase Price..............................1
                  1.1       AUTHORIZATION OF THE SHARES..............................................1
                  1.2       SALE AND PURCHASE OF THE SHARES..........................................1
                  1.3       PURCHASE PRICE...........................................................1

SECTION 2............................................................................................2
         Closing, Payment and Delivery...............................................................2
                  2.1       CLOSING DATE AND PLACE OF CLOSING........................................2
                  2.2       PAYMENT AND DELIVERY.....................................................2

SECTION 3............................................................................................2
         Representations of the Company..............................................................2
                  3.1       ORGANIZATION AND CORPORATE POWER; COMPLIANCE WITH LAWS...................2
                  3.2       AUTHORIZATION............................................................2
                  3.3       TRANSFERABILITY OF PREFERRED SHARES AND COMMON STOCK.....................3
                  3.4       CAPITALIZATION...........................................................3
                  3.5       EXISTING STOCKHOLDER LIST AND AGREEMENTS.................................3
                  3.6       SUBSIDIARIES.............................................................3
                  3.7       FINANCIAL STATEMENTS; ACCOUNTS RECEIVABLE AND INVENTORIES................3
                  3.8       ABSENCE OF UNDISCLOSED LIABILITIES.......................................4
                  3.9       ABSENCE OF CERTAIN DEVELOPMENTS..........................................4
                  3.10      TITLE TO PROPERTIES......................................................4
                  3.11      TAX MATTERS..............................................................4
                  3.12      CONTRACTS AND COMMITMENTS................................................4
                  3.13      PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS................................5
                  3.14      EFFECT OF TRANSACTIONS...................................................5
                  3.15      LITIGATION...............................................................5
                  3.16      SECURITIES LAWS..........................................................5
                  3.17      BOOKS AND RECORDS........................................................5
                  3.18      ENVIRONMENT COMPLIANCE...................................................6
                  3.19      INFORMATION SUPPLIED TO PURCHASERS.......................................6
                  3.20      BROKERAGE................................................................6
                  3.21      PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS........................6
                  3.22      AFFILIATED TRANSACTIONS..................................................6

SECTION 4............................................................................................6
         Representation and Warranties of Purchaser..................................................6
                  4.1       EXPERIENCE...............................................................6
                  4.2       INVESTMENT...............................................................6
                  4.3       ACCESS TO DATA...........................................................7
                  4.4       ORGANIZATION AND CORPORATE POWER; COMPLIANCE WITH LAWS...................7

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                  4.5       AUTHORIZATION............................................................7
                  4.6       EFFECT OF TRANSACTIONS...................................................7
                  4.7       BROKERAGE................................................................7

SECTION 5............................................................................................7
         Conditions to Closing of Purchaser..........................................................7
                  5.1       ACCURACY OF REPRESENTATIONS AND WARRANTIES...............................7
                  5.2       PERFORMANCE..............................................................8
                  5.3       LEGAL INVESTMENT.........................................................8
                  5.4       COMPLIANCE CERTIFICATE...................................................8
                  5.5       SUBLICENSE AGREEMENT/PURCHASE OPTION AGREEMENT...........................8
                  5.6       OPINION OF COMPANY COUNSEL...............................................8
                  5.7       PROCEEDINGS AND DOCUMENTS................................................8
                  5.8       QUALIFICATIONS...........................................................8
                  5.9       RESTATED CERTIFICATE BY-LAWS.............................................8
                  5.10      CERTIFICATES AND DOCUMENTS...............................................8
                  5.11      OTHER MATTERS............................................................9

SECTION 6............................................................................................9
         Conditions to Closing of the Company........................................................9
                  6.1       ACCURACY OF REPRESENTATIONS AND WARRANTIES...............................9
                  6.2       PERFORMANCE..............................................................9
                  6.3       COMPLIANCE CERTIFICATE...................................................9
                  6.4       SUBLICENSE AGREEMENT/PURCHASE OPTION AGREEMENT...........................9
                  6.5       QUALIFICATIONS...........................................................9
                  6.6       CERTIFICATES AND DOCUMENTS..............................................10
                  6.7       OTHER MATTERS...........................................................10

SECTION 7...........................................................................................10
         Covenants of the Company...................................................................10
                  7.1       AVAILABILITY OF COMMON STOCK FOR CONVERSION.............................10
                  7.2       CONSENT OF HOLDERS OF PREFERRED SHARES..................................10
                  7.3       BOOKS AND RECORDS.......................................................10

SECTION 8...........................................................................................11
         Restrictions on Transferability of Securities; Compliance with Securities Act..............11
                  8.1       RESTRICTIONS ON TRANSFERABILITY.........................................11
                  8.2       CERTAIN DEFINITIONS.....................................................11
                  8.3       RESTRICTIVE LEGEND......................................................11
                  8.4       NOTICE OF PROPOSED TRANSFERS............................................12
                  8.5       COMPANY REGISTRATION....................................................12
                  8.6       EXPENSES OF REGISTRATION................................................14
                  8.7       REGISTRATION PROCEDURES.................................................14
                  8.8       INDEMNIFICATION.........................................................14
                  8.9       INFORMATION BY HOLDER...................................................16
                  8.10      RULE 144 REPORTING......................................................16

                                                   ii

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                  8.11     "MARKET STAND-OFF" AGREEMENT.............................................16

SECTION 9...........................................................................................17
         Indemnification............................................................................17
                  9.1       OBLIGATION OF COMPANY TO INDEMNIFY......................................17
                  9.2       NOTICE AND OPPORTUNITY TO DEFEND........................................17

SECTION 10..........................................................................................18
         Miscellaneous..............................................................................18
                  10.1      GOVERNING LAW...........................................................18
                  10.2      SURVIVAL................................................................18
                  10.3      SUCCESSORS AND ASSIGNS..................................................18
                  10.4      ENTIRE AGREEMENT; AMENDMENT.............................................18
                  10.5      NOTICES, ETC............................................................18
                  10.6      RIGHTS; SEPERABILITY....................................................19
                  10.7      EXPENSES................................................................19
                  10.8      TITLES AND SUBTITLES....................................................19
                  10.9      COUNTERPARTS............................................................19


                                                  iii

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EXHIBITS
--------

A        Restated Certificate of Incorporation
B        Corporate Capitalization
C        Sublicense Agreement
D        Purchase Option Agreement




                                       iv
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                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS PREFERRED STOCK PURCHASE AGREEMENT dated as of the 30th day of June, 1998, between DOV PHARMACEUTICAL, INC. (the "Company"), a New Jersey corporation, having a principal place of business at 1 Parker Plaza, Suite 1500, Fort Lee, New Jersey,. and NEUROCRINE BIOSCIENCES, INC. ("Purchaser"), a Delaware corporation having a principal place of business at 3050 Science Park Road, San Diego, California 42121.

         WHEREAS, the Company desires to issue and sell, and Purchaser desires to purchase, certain securities of the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and Purchaser hereby agree as follows:

                                    SECTION 1

          AUTHORIZATION: SALE AND PURCHASE OF THE SHARES PURCHASE PRICE

         1.1 AUTHORIZATION OF THE SHARES. The Company has authorized the sale and issuance of 440,000 shares (the "Preferred Shares") of its Series A Preferred Stock, $1.00 par value per share ("Series A Preferred Stock"), having the rights, restrictions, privileges and preferences as set forth in the Restated Certificate of Incorporation of the Company (the "Restated Certificate") attached to this Agreement as EXHIBIT A.

         1.2 SALE AND PURCHASE OF THE SHARES. At the Closing (as defined in
Section 2.1). and subject to the terms and conditions hereof including the conditions to closing set forth in Section 5 and Section 6 hereof (the "Closing Conditions") and in reliance upon the representations, warranties and agreements contained herein, the Company shall issue and sell to Purchaser and Purchaser shall purchase from the Company the Preferred Shares.

         1.3 PURCHASE PRICE. The purchase price for the Preferred Shares is $440,000 (the "Purchase Price").

                                    SECTION 2

                          CLOSING. PAYMENT AND DELIVERY

         2.1 CLOSING DATE AND PLACE OF CLOSING. The closing of the purchase and sale of the Preferred Shares hereunder (the "Closing") shall be held immediately following the execution and delivery of this Agreement and satisfaction of the Closing Conditions (the "Closing Date"). The place of the Closing (including the place of delivery to Purchaser by the Company of the certificates evidencing the Preferred Shares and the place of payment to the Company by Purchaser of the Purchase Price) shall be at the offices of the Company or such other place as mutually agreed upon by the Company and Purchaser.

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         2.2. PAYMENT AND DELIVERY. At the Closing, Purchaser will pay the
Purchase Price to the Company in cash or by certified check, wire transfer, cancellation of indebtedness or such other form of payment as shall be mutually agreed upon by the Company and Purchaser.

                                    SECTION 3

                         REPRESENTATIONS OF THE COMPANY

          Except as disclosed in the Disclosure Schedule attached hereto, the Company hereby makes the following representations and warranties to Purchaser:

          3.1 ORGANIZATION AND CORPORATE POWER: COMPLIANCE WITH LAWS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all required corporate power and authority to enter into and perform this Agreement and the other agreements, documents and instruments to be executed by the Company in connection with this Agreement (collectively, the "Investment Documents"), and generally to carry out the transactions contemplated hereby.

          3.2 AUTHORIZATION. The Investment Documents are valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Investment Documents have been duly authorized by all necessary corporate or other action of the Company. The issuance, sale and delivery of the Preferred Shares in accordance with this Agreement and the Common Stock (as defined in Section 3.3 issuable upon conversion thereof (the "Conversion Shares") have been duly authorized or reserved for issuance, as the case may be, by all necessary corporate action on the part of the Company. The Preferred Shares when issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement and the Conversion Shares when issued pursuant to the Company's Restated Certificate of Incorporation will be duly and validly issued, fully paid and non-assessable. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Company in connection with the execution and delivery of the Investment Documents and the issuance and delivery of the Preferred Shares or the Conversion Shares in accordance with the terms of this Agreement or the consummation of any other transaction contemplated hereby or by the other Investment Documents.

          3.3 TRANSFERABILITY OF PREFERRED SHARES AND COMMON STOCK. The Preferred Shares being purchased by Purchaser hereunder when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Preferred Shares purchased under this Agreement will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

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          3.4 CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.0001 par value ("Common Stock"), of which 2,580,000 shares are issued and outstanding, and 5,000,000 shares of preferred stock, $1.00 par value ("Preferred Stock"), of which 440,000 shares have been designated "Series A Preferred Stock", none of which is issued and outstanding. The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. All the issued and outstanding shares of the Company's capital stock have been, and upon issuance at the Closing the Preferred Shares will be, duly authorized and validly issued and all the issued and outstanding shares of the Company's capital stock have been, and the Preferred Shares so issued will be, fully paid, nonassessable, and issued in compliance with applicable Federal and state securities laws. There are no options, warrants or other rights to purchase any of the Company's authorized and unissued Stock.

          3.5 EXISTING STOCKHOLDER LIST AND AGREEMENTS. Attached hereto as EXHIBIT B is the complete capitalization table of the Company, prepared both on an outstanding and fully diluted basis, showing the number of shares of Common Stock, Preferred Stock or other securities, including options and warrants, of the Company held by any person or entity as of the date of this Agreement. There are no agreements, written or oral, between the Company and any holder of its capital stock, or between or among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company.

          3.6 SUBSIDIARIES. The Company has no subsidiaries.

          3.7 FINANCIAL STATEMENTS. ACCOUNTS RECEIVABLE AND INVENTORIES. Included in the Disclosure Schedules are (i) the unaudited balance sheet of the Company (the "Balance Sheet") as of December 31,1997 (the "Balance Sheet Date") and the related unaudited statements of operations, statements of stockholders' equity .and statements of cash flows for the 12-month period ended December 31, 1997 prepared by Hays & Company, and (ii) an unaudited balance sheet of the Company (the "Interim Balance Sheet") as of May 31, 1998 (the "Interim Balance Sheet Date") and the related unaudited statement of operations for the five (5) month period ended May 31. 1998 prepared by Hays & Company (collectively, the "Financial Statements"). The Financial Statements (including the footnotes thereto) were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby, are in accordance with the books and records of the Company, and fairly present in all material respects, the financial position of the Company on the dates of such statements and the results of its operations for the periods covered thereby.

          3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent expressly disclosed in the Interim Balance Sheet or on the Disclosure Schedule, the Company does not have any material liabilities of any type that would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles, other than those incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practice which in the aggregate do not exceed $35,000.

          3.9 ABSENCE OF CERTAIN DEVELOPMENTS. Since the Interim Balance Sheet Date there has been (i) no material adverse effect on the business, operations; assets or financial condition

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of the Company (a "Material Adverse Effect"), (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the capital stock of the Company, (iii) no waiver of any valuable right of the Company or cancellation of any debt or claim held by the Company, (iv) no loan by the Company to any officer, director, employee of stockholder of the Company, or any agreement or commitment therefor, (v) no increase, direct or indirect, in the compensation paid or payable to an officer, director, employee or agent of the Company other than in the ordinary course of business of the Company, (vi) no material loss, destruction or damage to any property of the Company whether or not insured,
(vii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction by the Company other than in the ordinary course of business and (viii) no material modification or amendment or cancellation of any material contract or agreement.

          3.10 TITLE TO PROPERTIES. The Company has good and marketable title to, or a valid leasehold interest in, all its properties and assets, free and clear of all liens or encumbrances, except as disclosed in the Interim Balance Sheet.

          3.11 TAX MATTERS. The Company has filed all foreign, Federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes shown thereon to be due or assessed to date. All taxes and other assessments and levies that the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities or been set aside or reserved and will be paid over when due.

          3.12 CONTRACTS AND COMMITMENTS. Included as part of the Disclosure
Schedule is a list of all agreements to which the Company is a party or by which it or any of its properties are bound material to the conduct and operations of its business and properties, including all agreements for the license to or from the Company of any patents, copyrights, trademarks, trade secrets or other intellectual property rights, distribution agreements, corporate partner or strategic alliance agreements, or agreements limiting the Company's ability to undertake research, develop products, conduct business, compete, sell, license or acquire any intellectual property rights, technologies. products or other assets. All such agreements are valid and binding on the Company and to the knowledge of the Company all other parties thereto and are in full force and effect. The Company is not in default under any contract, obligation or commitment and to the knowledge of the Company there is no state of facts that upon notice or lapse of time or both would constitute such a default.

          3.13 PROPRIETARY RIGHTS: EMPLOYEE RESTRICTIONS. The Company has exclusive ownership of all patents, copyrights, trademarks or trade names used in its business as conducted and/or proposed to be conducted pursuant to the Sub-License Agreement attached as EXHIBIT C, without conflict with or infringement of the claims or rights of others. The Company has not received written notice of any infringement or claim of infringement of any patents, copyrights, trademarks. trade names or other proprietary rights of others. To the knowledge of the Company, it has the right to use, free and clear of claims or rights of others, all trade secrets, customer lists, manufacturing processes, software and other information required for or incident to its products or its business as presently conducted. To the knowledge of the Company, no third party has

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infringed or is infringing any of the company's patents, copyrights, trademarks, trade names or other proprietary rights in any of its products, technology or services, or has violated the confidentiality of any of its proprietary information. A list of all patents, copyrights, trademarks and trade names owned or licensed by the Company is set forth on the Disclosure Schedule.

          3.14 EFFECT OF TRANSACTIONS. The execution, delivery and performance by the Company of the Investment Documents does not and will not conflict with or result in any default or the acceleration of any obligations under any contract to which the Company is a party or to which the Company or its properties or business is bound, or any charter provision, by-law or corporate restriction of the Company or the creation of any lien or encumbrance of any nature upon any of the properties or assets of the Company, except as contemplated by the Investment Documents, or to the knowledge of the Company violate any instrument, agreement, judgment, decree, order, law, statute. rule or regulation of any federal, state or local government or agency applicable to the Company.

          3.15 LITIGATION. There is no litigation or governmental proceeding or investigation pending (a) against the Company affecting any of its properties or assets, or (b) that may adversely affect the business, properties, assets or financial condition of the Company or (c) that may challenge the validity or performance by the Company of the Investment Documents.

          3.16 SECURITIES LAWS. The offer, issuance and sale of the Preferred Shares in accordance with this Agreement will be in compliance with applicable federal and state securities laws.

          3.17 BOOKS AND RECORDS. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3.18 ENVIRONMENT COMPLIANCE. To the knowledge of the Company, it is presently in compliance with all applicable statutes, laws and regulations relating to the environment or occupational health and safety.

          3.19 INFORMATION SUPPLIED TO PURCHASERS. Neither this Agreement, the Disclosure Schedules and Exhibits attached hereto nor the other Investment Documents or any document or statement furnished or to be furnished to Purchaser in connection with the Closing contains any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

          3.20 BROKERAGE. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or by which it is bound.

          3.21 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each former and current employee, officer and consultant of the Company has executed a confidentiality and inventions agreement in the form of EXHIBIT D.



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          3.22 AFFILIATED TRANSACTIONS. All transactions by and between the
Company and any officer, employee or stockholder of the Company or persons controlled by or affiliated with such officer, employee or stockholder, have been conducted on an arms- length basis. Included on the Disclosure Schedule are all affiliated transactions entered into after January 1, 1997, whether or not in effect, and such transactions currently in effect.

                                    SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Company as follows:

          4.1 EXPERIENCE. Purchaser has such knowledge and experience that it is capable of evaluating the risks and merits of an investment in the Company.

          4.2 INVESTMENT. Purchaser is acquiring the Preferred Shares for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It has been informed that the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of its investment intent as expressed herein.

          4.3 ACCESS TO DATA. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with its management and has had the opportunity to review the Company's operations.

          4.4 ORGANIZATION AND CORPORATE POWER: COMPLIANCE WITH LAWS. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has all required corporate power and authority to enter into and perform the Agreement and the other Investment Documents to be executed by the Purchaser in connection with this Agreement, and generally to carry out the transactions contemplated hereby.

          4.5 AUTHORIZATION. The Investment Documents are valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws applicable to creditors' rights and remedies and to the exercise of judicial discretion in accordance with general principles of equity. The execution, delivery and performance of the Investment Documents have been duly authorized by all necessary corporate or other action of the Purchaser. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or any other person or entity is required of the Purchaser in connection with the execution and delivery of the Investment Documents or the consummation of any other transaction contemplated hereby or by the other Investment Documents.

          4.6 EFFECT OF TRANSACTIONS. The execution, delivery and performance by Purchaser of the Investment Documents does not and will not conflict with or result in any default or the acceleration of any obligations under any material contract, obligation or commitment of


                                       6
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Purchaser or the creation of any lien, charge or encumbrance of any nature upon any of the properties or assets of Purchaser, or violate any instrument, agreement, judgment, decree, order, statute, rule or regulation of any federal, state or local government or agency applicable to Purchaser.

          4.7 BROKERAGE. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser or by which it is bound. Purchaser shall indemnify, defend and hold harmless the Company from and against any Losses (as defined in Section 9.1) based upon, arising out of or relating to any breach of the representation and warranty contained in this Section 4.7.

                                    SECTION 5

                       CONDITIONS TO CLOSING OF PURCHASER

          The obligation of Purchaser to purchase the Preferred Shares at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

          5.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 3 shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

          5.3 LEGAL INVESTMENT. At the time of the Closing, the purchase of the Preferred Shares by the Purchaser shall be legally permitted by all laws and regulations to which it and the Company are subject.

          5.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchaser a certificate of the President of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.

          5.5 SUBLICENSE AGREEMENT/PURCHASE OPTION AGREEMENT. The Company shall have executed and delivered to Purchaser the Sublicense Agreement in substantially the form attached as EXHIBIT C and the Purchaser Option Agreement in substantially the form attached as EXHIBIT E.

         5.6 OPINION OF COMPANY COUNSEL. Friedman Siegelbaum LLP shall have delivered to Purchaser an executed opinion substantially in the form attached as EXHIBIT F.



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          5.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to Purchaser and its counsel.

          5.8 QUALIFICATIONS. All authorizations, approvals, or permits of any governmental authority or regulatory body required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement and the issuance of the Conversion Shares shall be effective on and as of the Closing, including, if necessary a permit from the bureau of Securities of the State of New Jersey qualifying the offer and sale of the Preferred Shares and the Conversion Shares.

          5.9 RESTATED CERTIFICATE BY-LAWS. The Restated Certificate of Incorporation shall have been filed with the Secretary of State of New Jersey and duly recorded as provided by New Jersey law.

          5.10 CERTIFICATES AND DOCUMENTS. The Company shall have delivered to
Purchaser:

               (a) a copy of the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Closing, certified by the Secretary of State of the State of New Jersey, and a certificate, as of the most recent practicable date within five days of the Closing Date, of the Secretary of State of the State of New Jersey as to the Company's corporate good standing; and (b) a certificate of the Secretary of the Company dated as of the Closing Date, certifying as to (i) the incumbency of the officers of the Company executing the Investment Documents and (ii) a copy of the resolutions of the Board of Directors and Stockholders of the Company authorizing and approving the Company's execution, delivery and performance of the Investment Documents, all matters in connection with the Investment Documents and the transactions contemplated thereby.

          5.11 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to Purchaser, and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request. All consents and approvals required to be obtained by the Company in order to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

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                                    SECTION 6

                      CONDITIONS TO CLOSING OF THE COMPANY

          The Company's obligation to sell the Preferred Shares to be purchased at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of each of the following conditions:

          6.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser pursuant to Section 4 shall be true and correct when made and shall be true and correct on the Closing Date.

          6.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date shall have been performed or complied with in all respects.

          6.3 COMPLIANCE CERTIFICATE. Purchaser shall have delivered to the Company a certificate of the President of Purchaser dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.1 and 6.2.

          6.4 SUBLICENSE AGREEMENT/PURCHASE OPTION AGREEMENT. Purchaser shall have executed and delivered the License Agreement substantially in the form attached hereto as EXHIBIT C and the Purchase Option Agreement substantially in the form attached hereto as EXHIBIT D.

          6.5 QUALIFICATIONS. All authorizations, approvals, or permits of any governmental authority or regulatory body required in connection with the lawful issuance and sale of the Preferred Shares pursuant to this Agreement and the issuance of the Conversion Shares shall be effective on and as of the Closing, including, if necessary a permit from the bureau of Securities of the State of New Jersey qualifying the offer and sale of the Preferred Shares and the Conversion Shares.

          6.6 CERTIFICATES AND DOCUMENTS. The Purchaser shall have delivered to the Company a certificate of the Secretary of the Purchaser dated as of the Closing Date, certifying as to (i) the incumbency of the officers of the Purchaser executing the Investment Documents, and (ii) a copy of the resolutions of the Board of Directors of the Purchaser authorizing and approving the Purchaser's execution, delivery and performance of the Investment Documents, all matters in connection with the Investment Documents, and the transactions contemplated thereby.

          6.7 OTHER MATTERS. All corporate and other proceedings in connection with the transactions contemplated at the Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Company, and the Company shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. All consents and approvals required to be obtained by the Purchaser in order to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

                                    SECTION 7

                            COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, so long as Purchaser owns any Preferred Shares, as follows:

          7.1 AVAILABILITY OF COMMON STOCK FOR CONVERSION. The Company, from time to time, in accordance with the laws of the state of New Jersey, shall increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding Preferred Shares.

          7.2 CONSENT OF HOLDERS OF PREFERRED SHARES. The Company shall not, without first obtaining the affirmative vote or written consent of a majority of the then issued and outstanding Preferred Shares (a) pledge or encumber the assets of the Company, (b) incur any institutional debt financing, or (c) authorize or issue any series of Preferred Stock with rights, preferences or privileges senior to any of those of the Preferred Shares.

          7.3 BOOKS AND RECORDS. Purchaser shall be entitled to review and the Company shall make available to Purchaser for inspection, within 60 days after the end of each fiscal year, the financial statements of the Company for such year and within 30 days after the end of each fiscal quarter, the financial statements of the Company as at the end of such quarter.

                                    SECTION 8

                       RESTRICTIONS ON TRANSFERABILITY OF
                   SECURITIES: COMPLIANCE WITH SECURITIES ACT

          8.1 RESTRICTIONS ON TRANSFERABILITY. The Preferred Shares shall not be transferable, except upon the conditions specified in this Section 8, which conditions are intended to insure compliance with the provisions of the Securities Act. Purchaser shall cause any proposed transferee of Preferred Shares to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Section 8.

         8.2. CERTAIN DEFINITIONS. As used in this Section 8, the following terms shall have the following respective meanings:

              "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              "Restricted Securities" shall mean (i) the Preferred Shares, (ii) the Conversion Shares, and (iii) any Common Stock issued in respect of the Preferred Shares or the Conversion Shares upon any stock split, stock dividend, recapitalization or similar event.

              The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the effectiveness of such registration statement.

              "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 8.5, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company and one counsel representing all holders participating in such offering, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

              "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of securities and all fees and disbursements of counsel for any Holder other than as set forth above.

              "Holder" shall mean any holder of the outstanding Preferred Shares or Restricted Securities that have not been sold to the public.

           8.3 RESTRICTIVE LEGEND. Each certificate representing (i) the Preferred Shares, or (ii) the Conversion Shares, or (iii) any other securities issued in respect of the Preferred Shares or the Conversion Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                           THESE SECURITIES HAVE NOT BEEN REGISTERED
                           UNDER THE SECURITIES ACT OF 1933 OR ANY
                           STATE SECURITIES LAWS. THEY MAY NOT BE SOLD
                           OR OFFERED FOR SALE IN THE ABSENCE OF AN
                           EFFECTIVE REGISTRATION STATEMENT AS TO THE
                           SECURITIES UNDER SAID ACT AND ANY
                           APPLICABLE STATE SECURITIES LAW OR AN
                           OPINION OF COUNSEL SATISFACTORY TO THE
                           COMPANY THAT SUCH REGISTRATION IS NOT
                           REQUIRED.

              Upon request of a Holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received either the opinion referred to in Section 8.4(i) or the "no-action" letter referred to in Section 8.4(ii) to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws.

         8.4 NOTICE OF PROPOSED TRANSFERS. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Section 8.5 hereof), the Holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule
144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no-action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
Section 8.3 above, except that such certificate shall not bear such restrictive legend if the opinion of counsel or "no-action" letter referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act.

          8.5 COMPANY REGISTRATION.

              (a) If the Company determines to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to, employee benefit plans on a Form S-8 (as the term "employee" is defined on Form S-8), or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company shall:

                  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Restricted Securities specified in a written request or requests, made by any Holder within 15 days after receipt of the written notice from the Company described in clause (i) above, except as set forth in
Section 8.5(b).

              (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 8.5(a)(i). In such event the right of any Holder to registration pursuant to
Section 8.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Restricted Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 8.5, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some of or all the Restricted Securities that would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. If a limitation on the number of shares is required, the number of shares that may be included in the registration and underwriting shall be allocated among all holders of securities of the Company in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any holder of securities disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Notwithstanding the above, in the event of an offering of shares of stock other than the Company's initial public offering, the number of Restricted Securities included in such offering shall not be reduced below the lesser of (x) 10% of the shares to be offered in such offering and (y) 50% of the conversion shares attributable to the Preferred Shares held by Holder.

              (c) Holder shall have the right, on one occasion, to require the Company by notice to register the Restricted Shares on a form S-3 registration statement, or successor form registration statement, provided that the Company meets the requirements to use such a form. Thereafter, the Company shall promptly prepare and file any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective until the earlier of (a) one year after the effective date of the registration statement or (b) upon the sale of the Restricted Shares pursuant to the registration statement, section 4(2) of the Securities Act or Rule 144 of the Securities Act.

          8.6 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this
Section 8 shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          8.7 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 8, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof.

          8.8 INDEMNIFICATION.

              (a) The Company shall indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) (collectively, "Losses") arising out of or based on:

                  (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) (the "Registration Documents") incident to any such registration, qualification or compliance, or

                  (ii) any omission (or alleged omission) to state in Registration Documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or

                  (iii) any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance.

              (b) Notwithstanding the forgoing to the contrary, the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon any untrue statement or omission made in such Registration Documents in reliance upon and in conformity with information furnished to the Company by or on behalf of such Holder, underwriter or controlling person specifically for use in the preparation thereof.

              (c) The Company shall reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such Losses.

              (d) Each Holder shall, if Restricted Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and holder of securities of the Company, and each of their officers, directors and partners, and each person controlling such Holder or other holders of securities of the Company, against all Losses arising out of or based on: (i) any true statement (or alleged untrue statement) of a material fact contained in any Registration Document, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein.

              (e) The obligations of such Holders under Section 8.8(e) shall be limited to an amount equal to the proceeds to each such Holder of securities sold as contemplated herein.

              (f) Each Holder shall reimburse the Company and such Holders or other holders of securities of the Company, directors, officers, partners, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Losses referred to in Section 8.8(e) for which such Holder is responsible.

              (g) Each party entitled to indemnification under this Section 8.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be subject to approval by the Indemnified Party (whose approval shall not unreasonably withheld), provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. The Indemnified Party may participate in such defense at such party's expense, provided that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          8.9 INFORMATION BY HOLDER. Each Holder of Restricted Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 8.

          8.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company shall:

               (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act starting 90 days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

               (c) so long as Purchaser owns any Restricted Securities, furnish to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act and the Exchange Act (once it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

          8.11 "MARKET STAND-OFF" AGREEMENT. Each Holder shall agree, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (other securities) of the Company held by it during the 120 day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

               (a) such agreement shall apply only to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and

               (b) all officers and directors of the Company, and each Holder who holds at least 5% of the Company's voting securities shall enter into a similar agreement.

               Such agreement shall be in writing in a form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such 120-day period.

                                    SECTION 9

                                 INDEMNIFICATION

          9.1 OBLIGATION OF THE COMPANY TO INDEMNIFY. The Company shall indemnify, defend and hold harmless Purchaser (and its respective partners, directors, officers, employees, affiliates and assigns) from and against all losses, liabilities, damages, deficiencies, diminution in value, costs or expenses (including interest and penalties imposed or assessed by any judicial or administrative body and reasonable attorneys' fees) ("Losses") based upon, arising out of or relating to any material inaccuracy or any material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any Exhibit, Schedule or certificate delivered by the Company at the Closing.

          9.2 NOTICE AND OPPORTUNITY TO DEFEND.

              (a) NOTICE OF ASSERTED LIABILITY. Within 30 days after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances that, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation or within 30 days of an Indemnitee learning that a representation or warranty is materially inaccurate, in each case that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the other party) obligated to provide indemnification pursuant to
Section 9.1 (the "Indemnitor"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

              (b) OPPORTUNITY TO DEFEND. The Indemnitor may elect to compromise or defend, and control the defense of, at its own expense and by counsel reasonably satisfactory to the Indemnitee, any Asserted Liability provided that the Indemnitee shall have no liability under any compromise or settlement agreed to by the Indemnitor that it has not approved in writing. If the Indemnitor elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate upon the request and at the expense of the Indemnitor, in the compromise of, or defense against, such Asserted Liability. If the Indemnitor elects not to compromise or defend against the Asserted Liability, or fails to notify the Indemnitee of its election as herein provided, the Indemnitee may pay, compromise or defend such Asserted Liability and receive full indemnification for its Losses as provided in Sections 9.1. In any event, the Indemnitee and the Indemnitor may participate, at their own expense, in the defense of such Asserted Liability by the Indemnitor or the Indemnitee, respectively. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records or other documents within its control that are reasonably requested for such defense and shall otherwise cooperate with the Indemnitor, in which event the Indemnitee shall be reimbursed for its out-of-pocket expense.

                                   SECTION 10

                                  MISCELLANEOUS

          10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of New Jersey.

          10.2 SURVIVAL. The representations and warranties made herein by the parties shall survive the Closing for a period of one year. All covenants and agreements shall survive the Closing in accordance with their respective terms.

          10.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties; provided that Purchaser may not assign its rights hereunder without the prior written consent of the Company.

          10.4 ENTIRE AGREEMENT: AMENDMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties.

          10.5 NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered either by hand or by messenger, addressed (a) if to Purchaser, at its address set forth at the beginning of this Agreement, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Preferred Shares or Conversion Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to Purchaser.

          10.6 RIGHTS: SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

          10.7 EXPENSES. Each party hereto shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

          10.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          10.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                    DOV PHARMACEUTICAL, INC.


                                    By: /s/ Arnold Lippa
                                        ----------------------------------
                                        Arnold Lippa, Chief Executive Officer


                                    NEUROCRINE BIOSCIENCES, INC.


                                    By: /s/ Gary Lyons
                                        ----------------------------------
                                        Gary Lyons, President and
                                        Chief Executive Officer
          at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder thereof who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to Purchaser.

          10.6 RIGHTS: SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected thereby.

          10.7 EXPENSES. Each party hereto shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

          10.8 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          10.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

                                     DOV PHARMACEUTICAL, INC.


                                     By: /s/ Arnold Lippa
                                         ----------------------------------
                                         Arnold Lippa, Chief Executive Officer


                                     NEUROCRINE BIOSCIENCES, INC.


                                     By:
                                         ----------------------------------
                                         Gary Lyons, President and
                                         Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                   [DOV RESTATED CERTIFICATE OF INCORPORATION]

                                    EXHIBIT B
                                    ---------

                            CORPORATE CAPITALIZATION
                            ------------------------

SHAREHOLDER                          NUMBER OF SHARES
-----------                          ----------------

Dr. Bernard Beer                            1,000,000            38.76%
Dr. Arnold Lippa                            1,000,000            38.76%
Mr. Gary Beer                                 137,500             5.33%
Ms. Morgen Lippa                              137,500             5.33%
Dr. Zola Horovitz                              60,000             2.33%
Dr. Robert Cancro                              60,000             2.33%
Dr. Samuel Herschkowitz                        50,000             1.94%
Mr. Ken Beer                                    5,000             0.19%
Mr. Patrick Colletti                            5,000             0.19%
Dr. Larry Stein                                20,000             0.78%
Frisie Associates                              25,000             0.97%
Dr. Morton Goldberg                            30,000             1.16%
Mr. Jeff Elliot Margolis                       25,000             0.97%
Mr. Stephen L. Ross                            25,000             0.97%

Sub-total                                   2,580,000           100.00%

                                    EXHIBIT C
                                    ---------

    [SUB-LICENSE AND DEVELOPMENT AGREEMENT WITH NEUROCRINE BIOSCIENCES, INC.]